SEI Financial Management Methodology for Controlling
                             Multi-Class Funds


Control Objectives

The following represents the internal accounting control objectives and policies and procedures for the allocation of income and expenses and the computation of the net asset value and, if applicable, the dividend/distribution for each class of shares. It does not cover the internal accounting control procedures surrounding the processing of information into the primary accounting system of SEI Financial Management.

Following are the specific control objectives:

1.Capital share activity as reported by the Fund's transfer agent is recorded for each class in an accurate and timely manner.

2.Net investment income before class specific expenses and realized gains/losses is properly allocated between the various classes of shares within each fund.

3.Class specific expenses, (i.e. 12b-1 fees) are properly calculated and allocated between the various classes of shares within each fund .

4.Dividends and distributions are correctly calculated for each class of shares of each fund.

5.Net asset value per share of each class of shares of each fund includes the appropriate amount of expenses, including those expenses allocated between each class of shares.


            SEI Financial Management Methodology for Controlling
                             Multi-Class Funds

Procedures - Non Dollar Funds

1.Separate paid in capital accounts will be maintained for each class.
  Both the transfer agent and the fund accountant will track and record paid in capital/share activity separately for each class.

2.On a daily basis, net investment income before class specific expenses
  (e.g. 12b-1 fee) will be allocated to the various classes on the basis of prior day's net assets adjusted for current day's shareholder activity.

3.On a daily basis, the net daily realized gain/loss and net daily change in unrealized gain/loss will be allocated to the various classes on the basis of prior day's net assets adjusted for current day's shareholder activity. Only the net daily activity will be allocated. Cumulative balances will be tracked by class.

4.Net investment income allocated to each class will be reduced by class specific expenses.

5.Total net assets will be calculated for each class.

6.Per unit NAV, POP, and/or redemption price will be calculated for each class as required.

7.Distributions from net investment income will be calculated as follows:
   a.Undistributed net investment income before class specific expenses will be allocated to the respective classes on the basis of outstanding shares on the declaration date.
   b.The allocated amount will be reduced by class specific expenses.
   c.The per share distributions will be calculated by class. Cumulative distributions will be tracked by class.

8.Capital gain distributions will be calculated as follows:
   a.The amount of net capital gains available for distribution will be allocated to the various classes on the basis of outstanding shares on the record date.
   b.The per share distributions will be calculated by class. Cumulative distributions will be tracked by class.


Key Internal Controls - Money Market Funds and Non-Dollar Funds

1. All calculations relating to the daily allocation of income, expenses, realized gains, and unrealized appreciation/depreciation to each class are performed via a standard EDP process without manual intervention. Prior to utilizing this process, SEI accounting management tested this process to ensure its accuracy.

2. On a daily basis, SEI supervisory staff review and sign-off on the daily allocations performed through the above EDP process.




Net Asset Value Calculation
Non-Dollar Funds
Assumptions

1.The various classes differ as follows:

  Class A     No 12(b)-1 plan or load.

  Class B     12(b)-1 plan which causes the class to incur
              25 basis points of distribution expense. In addition, a front end load of 4% is in place.

  Class C     12(b)-1 plan which causes the class to incur
              25 basis points of distribution expense. In addition, a CDSC of 4% is in place.

2.Paid in capital is tracked separately by class. That is, activity within a specific class is recorded in the paid in capital account of that specific class.

3.Unrealized gains losses, realized gains/losses, and undistributed income before class specific expenses are allocated to the respective classes on the basis of prior day's net assets, adjusted for current day shareholder activity, on a daily basis. Separate accounts are maintained for each class and the allocated amounts are recorded in the respective accounts.

4.Class specific expenses are levied prior to calculating the net asset value per share.

5.After calculating class specific expenses, net asset value for each class is calculated. Net assets are then divided by outstanding shares to calculate the net asset value per share.

6.Two days' activity is presented.  The daily activity was assumed to be as follows:
  Day 1
  Opening      Net Assets       Shares
  Class A      $1,000,000       100,000
  Class B      $1,000,000       100,000
  Class C      $1,000,000       100,000

  Paid in Capital Activity
  Class A 100 Shares purchased
  Class B 100 Shares purchased
  Class C 100 Shares purchased

  Unrealized Gains/Losses
         Net unrealized gain activity of $10,000 was incurred for the day.

  Realized gains/losses
         Net realized gain activity of $5,000 was incurred for the day.

  Net Investment Income
         Net investment income of $20,000 was earned for the day.



  Day 2
  Paid in Capital Activity
  Class A 50 shares redeemed
  Class B 100 shares purchased
  Class C 50 shares purchased

  Unrealized Gains/Losses
         Net unrealized gain activity of $10,000 was incurred for the day.

  Realized Gains/Losses
         Net realized gain activity of $5,000 was incurred for the day.

  Net Investment Income
         Net investment income of $20,000 was earned for the day.

Daily Net Asset Value
Calculation
Day 1

                          Class A         Class B        Class C       Total
1.Shares, Prior Day      100,000.00      100,000.00     100,000.00    300,000.00
2.Share Activity             100.00          100.00         100.00        300.00
3.Adjusted Shares        100,100.00      100,100.00     100,100.00    300,300.00
4.Prior Day Net Assets 1,000,000.00    1,000,000.00   1,000,000.00  3,000,000.00
5.Today's Cap Activity     1,000.00        1,000.00       1,000.00      3,000.00
6.Adjusted Net Assets  1,001,000.00    1,001,000.00   1,001,000.00  3,003,000.00
7.Net Asset Percentage        33.34%          33.33%         33.33%      100.00%

8. Net Investment Income
   Before class            6,668.00        6,666.00       6,666.00     20,000.00
   specific expenses

9. Class specific
   expense                     0.00            6.85           6.85         13.70             13.70
   12(b)-1 fees

10.Net Investment          6,668.00        6,659.15        6,659.15    19,986.30
   Income

11. Realized Gains/Losses
     Short Term                0.00            0.00            0.00         0.00
     Long Term              1667.00         1666.50         1666.50      5000.00

12. Unrealized Gains       3,334.00        3,333.00        3,333.00    10,000.00
    Losses

13. Net Change in Net
     Assets               12,669.00       12,658.65        12,658.65   37,986.30
   (5+10+11+12)

14. Prior Day's Net    1,000,000.00    1,000,000.00    1,000,000.00 3,000,000.
    Assets

15.Total Net Assets   1,012,669.00     1,012,658.65    1,012,658.65 3,037,986.30
   (13+14)

16.Outstanding Shares   100,100.00       100,100.00      100,100.00   300,300.00

17.Net Asset Value -    10.1165734       10.1164700      10.1164700
   Raw
   Net Asset Value -         10.12        10.12           10.12
   Rounded

   POP                       10.12        10.54           10.12
   Redemption Price          10.12        10.12            9.72


Prepared By:

Reviewed By:

Daily Net Asset Value
Calculation
Day 2

                          Class A         Class B         Class C      Total
1.Shares, Prior Day    100,100.00       100,100.00     100,100.00   300,300.00

2. Share Activity          -50.00           100.00          50.00       100.00

3. Adjusted Shares     100,050.00       100,200.00     100,150.00   300,400.00

4.Prior Day Net Assets 1,012,669.00   1,012,658.00   1,012,658.00 3,037,986.00

5.Today's Capital          -506.00        1,012.00         506.00     1,012.00
  Activity

6.Adjusted Net Assets  1,012,163.00   1,013,670.67   1,013,164.67 3,038,998.34

7.Net Asset Percentage        33.31%         33.35%         33.34%      100.00%

8. Net Investment Income
   Before class            6,662.00       6,670.00       6,668.00    20,000.00
   specific expenses

9. Class specific
   expense                     0.00           6.94           6.94        13.88
   12(b)-1 fees

10.Net Investment          6,662.00       6,663.08       6,661.08    19,986.16
   Income

11.  Realized Gains/Losses
     Short Term                0.00           0.00           0.00         0.00
     Long Term             1,665.50       1,667.50        1,667.00    5,000.00

12.  Unrealized Gains      3,331.00       3,335.00        3,334.00   10,000.00
     Losses

13.  Net Change in Net
     Assets               11,152.50       12,677.60      12,168.10   35,998.20
    (5+10+11+12)

14.Prior Day's Net     1,012,669.00    1,012,658.67   1,012,658.67  3,037,986.34
   Assets

15.Total Net Assets    1,023,821.50    1,025,336.27   1,024,826.77  3,073,984.54
   (13+14)

16.Outstanding Shares    100,050.00      100,200.00     100,150.00  300,400.00

17.Net Asset Value -     10.2330984      10.2328969     10.2329183
   Raw
   Net Asset Value -       10.23           10.23           10.23
   Rounded

   POP                     10.23           10.66           10.23
   Redemption Price        10.23           10.23            9.82